GRQ Consultants, Inc. 401(k)
595 South Federal Highway
Suite 600
Boca Raton, Florida 33432

December 30, 2008

interCLICK, Inc.
257 Park Avenue South
Suite 602
New York, New York 10010
Attn: Chief Executive Officer

Re: Amendment to 6% Senior Promissory Note

Ladies and Gentlemen:

Reference is hereby made to that certain 6% Senior Promissory Note, dated September 26, 2008, issued by interCLICK, Inc., a Delaware corporation (the “Company”), to GRQ Consultants, Inc. 401(k) (“GRQ”) in the original principal amount of $650,000.00 (the “Note”), of which $650,000.00 principal amount remains outstanding on the date hereof.

GRQ and the Company hereby agree that, subject to, and effective upon, the receipt by GRQ of $250,000 by wire transfer of immediately available funds in accordance with the instructions set forth on Exhibit A hereto (the “Payment”), which amount shall reduce the principal amount of the note to $400,000, from the Company by no later than 5:00 p.m. New York time, on December 31, 2008 (such time and date, the “Payment Deadline”), the definition of “Maturity Date” set forth in the Note shall be amended in its entirety to mean June 30, 2009.

In the event that GRQ does not receive the Payment by the Payment Deadline, this Agreement shall be null and void and of no force and effect, and the Note shall not be amended in the manner set forth herein (i.e., the “Maturity Date” in the Note shall remain December 31, 2008).

This letter agreement shall be governed by, and construed in accordance with, the internal laws of the state of New York, without giving effect to its principles of conflicts of laws, shall be binding upon the parties hereto and their respective successors and assigns, and may be executed in counterparts (which may be delivered by facsimile or other electronic transmission).

As modified hereby, the Amendment Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first written above.

GRQ Consultants, Inc. 401(k)

By:	/s/ Barry Honig
Name: Barry Honig
Title: President

Acknowledged and Agreed to this 30th day of December, 2008.

INTERCLICK, INC.

By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer